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                                                                      EXHIBIT 11

                 CASE CORPORATION AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                        (MILLIONS, EXCEPT SHARE AMOUNTS)

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
                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                        ----------------------
                                                           1997        1996
                                                        ----------  ----------
COMPUTATIONS FOR STATEMENTS OF INCOME
  Primary earnings per share of common stock (average
   shares outstanding):
    Income before extraordinary loss................... $       64  $       75
    Extraordinary loss.................................        --          (22)
                                                        ----------  ----------
    Net income.........................................         64          53
    Preferred stock dividends..........................         (2)         (2)
                                                        ----------  ----------
    Net income to common............................... $       62  $       51
                                                        ==========  ==========
    Average shares of common stock outstanding......... 73,480,274  71,298,347
    Incremental common shares applicable to restricted
     common stock based on the common stock daily
     average market price during the period............    209,604     176,296
    Incremental common shares applicable to common
     stock options based on the common stock daily
     average market price during the period............  1,363,785   1,807,869
                                                        ----------  ----------
    Average common stock, as adjusted.................. 75,053,663  73,282,512
                                                        ==========  ==========
  Earnings per share of common stock (including common
   stock equivalents):
      Net income after preferred stock dividends and
       before extraordinary loss....................... $     0.83  $     1.00
      Extraordinary loss...............................        --        (0.30)
                                                        ----------  ----------
      Net earnings per share of common stock........... $     0.83  $     0.70
                                                        ==========  ==========
Fully diluted earnings per share of common stock:
  Average shares of common stock outstanding........... 73,480,274  71,298,347
  Incremental common shares applicable to restricted
   common stock based on the more dilutive of the
   common stock ending or daily average market price
   during the period...................................    209,604     189,084
  Incremental common shares applicable to common stock
   options based on the more dilutive of the common
   stock ending or average market price during the
   period..............................................  1,364,255   1,851,934
  Average common shares issuable assuming conversion of
   the Series A Cumulative Convertible Preferred Stock
   and the Cumulative Convertible Second Preferred
   Stock...............................................  3,488,711   3,488,711
                                                        ----------  ----------
  Average common shares assuming full dilution......... 78,542,844  76,828,076
                                                        ==========  ==========
  Fully diluted earnings per average share of common
   stock, assuming conversion of all applicable
   securities:
      Net income before extraordinary loss............. $     0.82  $     0.98
      Extraordinary loss...............................        --        (0.29)
                                                        ----------  ----------
      Net earnings per share of common stock........... $     0.82  $     0.69
                                                        ==========  ==========
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